UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 8, 2022

Coty Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35964	13-3823358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

350 Fifth Avenue New York, NY 10018

(Address of principal executive offices, including zip code)

(212) 389-7300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 per share	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On November 8, 2022, Coty Inc. (the “Company”) announced the commencement of cash tender offers (the “Tender Offers”) to purchase up to $100,000,000 aggregate principal amount of the Company’s 6.500% Senior Notes due 2026 (CUSIP Nos. 222070AB0 and U2203CAA9) and up to €100,000,000 aggregate principal amount of the Company’s 4.750% Senior Notes due 2026 (Common Code Nos. 180178872 and 180178830), subject in each case to proration if applicable. A copy of the press release announcing the Tender Offers, and which describes the Tender Offers in greater detail, is attached hereto as Exhibit 99.1 and incorporated by reference herein.

This report does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release announcing the commencement of the Tender Offers, dated November 8, 2022.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 8, 2022	By:	/s/ Laurent Mercier
	Name:	Laurent Mercier
	Title:	Chief Financial Officer